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                                                                   Exhibit 2.11


                                    EXHIBIT A


     Form of Subscription Agreement and Regulation D Qualification Statement



                             AMARIN CORPORATION PLC


                             SUBSCRIPTION AGREEMENT


Amarin Corporation plc
7 Curzon Street
London W1J 5HG
United Kingdom


Gentlemen:

Pursuant to the terms of the offer contained in the Amended Confidential Private Placement Memorandum, dated December 10, 2002 (the "Memorandum"), the undersigned (the "Investor") hereby tenders to Amarin Corporation plc, a public limited company registered in England and Wales with its registered office at the above address (the "Company"), this subscription for, and offers to purchase the number of ordinary shares of Pound Sterling1.00 each in the capital of the Company as will equal the aggregate purchase price set forth on the signature page hereto, rounded down to the nearest whole share (the "Securities"), at the per share purchase price determined in accordance with the Memorandum, namely at a price per share equal to 90% of the average closing prices of the Company's American Depositary Shares on the Nasdaq National Market over the five trading days ending on the trading day immediately prior the Closing Date (as defined in the Memorandum).

In order to induce the Company to accept this subscription, the Investor represents, warrants to, and covenants with, the Company, as follows:

         1. Accredited Investor. The Investor is an "accredited investor," as such term is defined in Section 501(a) of Regulation D of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), under one or more of the categories set forth on the attached Annex 1 "Regulation D Qualification Statement."

         2. Purchase For Own Account. The Investor is purchasing the Securities solely for investment purposes, for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any Securities, except in accordance with US securities laws.

         3. Private Offering. The Investor understands that (A) the Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions, including an exemption pursuant to Rule 506 under the Act, from such registration

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requirements for non-public offerings; (B) the Securities may not be re-offered, resold, pledged or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; and (C) the Company is under no obligation to register the Securities under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available except as set out in the Registration Rights Agreement, the form of which is set out as Exhibit B to the Memorandum (the "Registration Rights Agreement").

         4. Transfer Restrictions. The Investor understands and agrees that each certificate or other document evidencing any of the Securities shall be endorsed with a legend in substantially the form set forth below as well as any other legends required by applicable law, and the Investor covenants that the Investor shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR
            (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SECURITIES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE SECURITIES ESTABLISHED UNLESS AND UNTIL SUCH TIME AS A REGISTRATION STATEMENT IS IN EFFECT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS THE OFFER AND SALE OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

         5. Investor Status.

            (a)  If the Investor is a corporation, partnership or other entity:


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                 (i)  it was not organized or reorganized for the purpose of purchasing the Securities, and

                 (ii) it is authorized, empowered and qualified to execute this
                      Subscription Agreement and to make the commitment as herein contemplated.

            (b) If the Investor is an individual, the Investor is 21 years of age or older.

         6. Investor's Business Experience. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities and the Investor has made its or his own investment decision regarding the Securities based on the Investor's own knowledge and investigation of the Company and the Securities.

         7. Availability of Information. The Investor acknowledges that all documents, records and books pertaining to the investment in the Company and requested by the Investor have been made available or delivered to the Investor.

         8. Opportunity to Ask Questions. The Investor has (a) been offered the opportunity to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the terms and conditions of the offering and the business (both current and proposed) of the Company, (b) been furnished all other materials which the Investor considered relevant to an investment in the Securities and (c) been given the opportunity to perform due diligence. The Investor acknowledges that all such questions, if any, have been answered, and all due diligence (if any) has been performed, to the full satisfaction of the Investor.

         9. Discussion with Counsel. The Investor has read this Subscription Agreement and, to the extent the Investor believed necessary, has discussed the representations, warranties and agreements that the undersigned makes by signing these documents and the applicable limitations upon the Investor's resale of the Securities with its counsel.

         10. Private Placement Memorandum. The Investor has received and carefully reviewed the Memorandum and, to the extent the Investor deems appropriate, has discussed the Memorandum with representatives of the Company. The Investor is also aware of and acknowledges the following:

             (a) that the purchase of the Securities is a speculative investment that involves a high degree of risk of loss by the Investor of his or its entire investment in the Company;

             (b) that there are substantial restrictions on the transferability of the Securities, there will be no public market for the Securities and the Investor may be required to bear the financial risks of this investment for an indefinite period of time;


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             (c) that no Federal or state agency has made any finding or determination regarding the fairness of this offering for investment, or any recommendation or endorsement of the Securities;

             (d) that neither the officers, directors, agents, affiliates or employees of the Company, nor any other person, has expressly or by implication, made any representation or warranty concerning the Company other than as set forth in the Memorandum ; and

             (e) that the past performance or experience of the Company, the Company's officers, directors, agents, or employees, will not in any way indicate or predict the results of the ownership of Securities or of the Company's activities.

         11. Confidentiality. The Investor has not reproduced, duplicated or delivered the Memorandum, the Registration Rights Agreement or this Subscription Agreement to any person other than its investment and legal advisors in connection with the investment.

         12. Investor Qualification. The Regulation D Qualification Statement being delivered by the Investor to the Company simultaneously herewith is true, complete and correct in all material respects; and the Investor understands that the Company has determined that the exemption from the registration provisions of the Act, which is based upon non-public offerings, is applicable to the offer and sale of the Securities, based, in part, upon the representations, warranties and agreements made by the Investor herein and in such Regulation D Qualification Statement.

         13. Authority; Enforceability. The execution, delivery and performance by the Investor of this Subscription Agreement and the Registration Rights Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the incorporation papers, by-laws, indenture of trust or partnership agreement, as may be applicable, of the Investor. Each of this Subscription Agreement and the Registration Rights Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

         14. Obligations of the Investor and the Company. The Investor understands and agrees that (i) the Company's obligations under this Subscription Agreement are not binding upon the Company until the Company accepts the Investor's subscription, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated; and (ii) the Company may, in its sole discretion, reject this subscription in whole or in part and reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made to any other Investor's subscription.


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         15. Indemnification. The undersigned agrees to indemnify the Company and its officers and directors and to hold them harmless from and against any and all losses, damages, liabilities, costs and expenses they may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by the Investor.

         16. Updates of Information. The Investor agrees to advise the Company promptly of any changes or inaccuracies in the information provided to the Company that may occur prior to the termination of the offering and to furnish supplementary information as may be appropriate.

         17. No Assignment. Neither this Subscription Agreement nor any of the rights or obligations of the Investor hereunder may be transferred or assigned by the Investor.

         18. General. This Subscription Agreement (i) may only be modified by a written instrument executed by the Investor and the Company; (ii) sets forth the entire agreement of the Investor and the Company with respect to the subject matter hereof; (iii) supersedes all prior communications between the Investor and the Company, whether oral or written; (iv) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; and (v) shall inure to the benefit of, and be binding upon the Company and the Investor and their respective heirs, legal representatives, successors and assigns. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         19. Disputes. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement may be adjudicated before a court located in New York City and they hereby submit to the non-exclusive jurisdiction of the courts of the State of New York located in New York, and of the federal courts in the Southern District of New York, with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the Investor shall furnish in writing to the Company.

         20. Principal Residence or Principal Place of Business. The address shown under the Investor's signature at the end of this Subscription Agreement is the Investor's principal residence if he is an individual or its principal place of business if it is a corporation or other entity.

         21. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:

     if to the Investor, to the address set forth on the signature page hereof


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     if to the Company, to:

             Amarin Corporation plc
             7 Curzon Street
             London W1J 5HG
             United Kingdom
             Fax:  +44 (0) 207 499 9004
             Attn: General Counsel & Company Secretary









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     IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement on this _____ day of _____________, 200_.





For Individual Investors:                 For Investors other than Individuals:


--------------------------------------    --------------------------------------
Signature                                 Name of Entity (Please Print)


                                          By:
--------------------------------------        ----------------------------------
Name (Please Print)                           Signature


                                          --------------------------------------
                                          Name (Please Print)


                                          --------------------------------------
                                          Title



All Investors:

Residence or Principal Place              Taxpayer Identification Number or
of Business:                              Social Security Number:


--------------------------------------    --------------------------------------


--------------------------------------    Aggregate Purchase Commitment:


                                          US$:
                                               ---------------------------------



--------------------------------------    Price Per Share: To be determined in
                                          accordance with the Memorandum, namely
                                          at a price per share equal to 90% of
                                          the average closing prices of the
                                          Company's American Depositary Shares
                                          on the Nasdaq National Market over the
                                          five trading days ending on the
                                          trading day immediately prior the
                                          Closing Date (as defined in the
                                          Memorandum)




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         On this ___ day of __________, 200_, on behalf of the Company, a subscription for ______ Securities is hereby accepted.



                                        AMARIN CORPORATION PLC



                                        By:
                                            ------------------------------------
                                            [Amarin Signatory]









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                                                                         ANNEX 1
                                                                              TO
                                                          SUBSCRIPTION AGREEMENT

                                  REGULATION D

                             QUALIFICATION STATEMENT



         The undersigned qualifies as an "accredited investor" pursuant to Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), as a result of its or his status as (check the appropriate description(s)):

_____________  1.   any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities
                    Exchange Act of 1934; any insurance company as defined in
                    Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section
                    301(c) or (d) of the Small Business Investment Act of 1958;
                    any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____________  2.   a private business development company as defined in Section
                    202(a)(22) of the Investment Advisers Act of 1940;

_____________  3.   an organization described in Section 501(c)(3) of the
                    Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_____________  4.   a trust with total assets greater than $5,000,000, not
                    formed for the purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment;

_____________  5.   an employee benefit plan within the meaning of Title I of
                    the Employee Retirement Income Security Act of 1974, if any of the following apply:

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_____________       (i)   the employee benefit plan has total assets in excess
                          of $5,000,000;

_____________       (ii)  the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

                    (iii) the plan is a self-directed plan in which the
                          investment decisions are made solely by persons who are accredited investors. (Please put an "*" in the appropriate description(s) to indicate how the person(s) making investment decisions are "accredited"); or

_____________  6.   a natural person whose individual net worth, or joint net
                    worth with his or her spouse, exceeds US$1,000,000;

_____________  7.   a natural person who had an individual income in excess of
                    US$200,000 in each of the two most recent years, or joint income with his or her spouse in excess of US$300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year; or

_____________  8.   an entity in which all of the equity owners are "accredited investors" under any one or more of the categories specified in subparagraphs 1 through 7 above.


Dated: _________________, 200_



                                        If Investor is a corporation or
                                        other entity:



                                        ________________________________________
                                        INVESTOR'S NAME



                                        By: ____________________________________
                                            Name:
                                            Title:

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                                        If Investor is an individual:



                                        ________________________________________

                                        Name (Please print): ___________________